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                                                                  EXHIBIT (P)(2)
                              SANWA BANK CALIFORNIA
                                 CODE OF ETHICS

STATEMENT OF GENERAL PRINCIPLES
-------------------------------

It is the policy of Sanwa Bank California (SBCL) that all SBCL personnel1 should: (1) at all times place the interests of the client first; (2) conduct all personal securities transactions in a manner that is consistent with the Code of Ethics and avoids any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and (3) adhere to the fundamental standard that SBCL personnel should not take inappropriate advantage of their positions.

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(1) Investment Management personnel have been divided into four categories:

                  1. Fund Managers have the responsibility and authority to make decisions about fund investments.

                  2. Investment Personnel include any employee of SBCL (or of any company in control relationship to SBCL) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds and any natural person who controls SBCL and who obtains information concerning recommendations regarding the purchase or sale of securities by a Client.

                  3. Access Persons are: (i) any director or officer of SBCL;
                  (ii) any employee of SBCL or of any company in a "control" relationship with SBCL who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by SBCL on behalf of an investment company portfolio, or whose functions relate to the making of any recommendations with respect to such purchase or sales; (iii) any individual in a "control" relationship to SBCL who obtains information concerning recommendations made to SBCL or to an investment company portfolio with regard to the purchase or sale of a security; and (iv) any advisory person of SBCL. An advisory person means: (a) any employee of SBCL (or of any company in a control relationship with SBCL) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Client, or whose functions relate to the making of any recommendations with respect to the purchase or sales; and (b) any natural person in a control relationship with SBCL who obtains information concerning recommendations made to the Client with regard to the purchase or sale of Covered Securities by Client.

                  4. Non-Access Persons Otherwise Reporting are employees of SBCL other than Fund Managers, Investment Personnel, or Access Persons, assigned by SBCL Compliance as non-access persons otherwise reporting.

         SBCL Compliance will decide in its sole discretion to which category an SBCL employee is assigned and to which provisions an SBCL employee is required to comply. SBCL Compliance will also decide which persons, including directors, officers, and employees of SBCL, will be subject to this Code.

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GOVERNING STANDARDS
-------------------

This Code of Ethics shall be governed by Rule 17j-1 under the Investment Company Act of 1940 and Sections 204 and 206 of the Investment Advisers Act of 1940. This Code of Ethics also reflects the recommendations of the Investment Company Institute's Guidelines on Personal Investing.

No employee of SBCL, in connection with the purchase or sale by such person of a security "held or to be acquired" by (i) any investment portfolio (a "Fund") of an investment company (a "Trust"), or (ii) any advisory client2 of SBCL (together with a Fund or a Trust a "Client"), may:

         (1)      Employ any device, scheme, or artifice to defraud a Client;

         (2) Make any untrue statement of a material fact to a Client or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client;

         (4)      Engage in any manipulative practice with respect to a Client;
                  or

         (5) Acting as a principal for his or her own account, knowingly sell any security to or purchase any security from a Client or, acting as a broker for a person other than a Client, knowingly effect any sale or purchase of any security for the account of such Client, without disclosing to such Client in writing, before the completion of the transaction, the capacity in which he or she is acting and obtaining the consent of such Client to the transaction.

A Covered Security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by a Client, or (2) is being or has been considered by SBCL for purchase on behalf of a Client. A Covered Security to be held or to be acquired includes any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

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(2) An advisory client includes without limitation, trust departments, common trust funds or collective investment funds, commingled accounts or funds of any kind, or any other type of advisory relationship, without regard to whether the particular advisory client is controlled or held by SBCL or any subsidiary of SBCL and whether organized as internal divisions or separate entities.

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SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
---------------------------------------------------------

1.       INITIAL PUBLIC OFFERINGS(3)
         ------------------------

         Fund Managers and Investment Personnel are prohibited from acquiring any Reportable Personal Securities(4) in an Initial Public Offering ("IPO") and Investment Personnel must obtain approval from SBCL Compliance before directly or indirectly acquiring beneficial ownership in any securities other than Reportable Personal Securities in an IPO.(5)

         2.       LIMITED OFFERINGS(6)
                  -----------------

         Fund Managers and Investment Personnel shall when purchasing Reportable Personal Securities in a limited offering:

         a.       Obtain the prior written approval from SBCL Compliance; and

         b. Disclose their investment when they are involved in any subsequent decision to invest on behalf of a Client in securities of the same issuer, and refer the decision to purchase securities of the issuer to SBCL Compliance.

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(3) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act.

(4) Personal Securities are securities in which the person has, or by reason of a reportable transaction acquires, any direct or indirect beneficial ownership. Beneficial ownership of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all securities. Generally, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contact, understanding, relationship agreement or other arrangement, he obtains from such ownership. He should also consider himself the beneficial owner of securities if he can invest or revest title in himself now or in the future.

         Reportable Personal Securities do not include: (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities;
(2) bankers acceptances; (3) bank certificates of deposit; (4) commercial paper;
(5) shares of registered open-end investment companies; and (6) shares of SBCL stock.

(5) Covered Securities means a security as defined in Section 2(a)(36) of the Investment Company Act, except that it does not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end Funds.

(6) A Limited Offering means an offering that is exempt from registration under Securities Act pursuant to Section 4(2) of Section 4(6) or pursuant to Rule 504, 505, or 506 under the Securities Act.
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         In a Limited Offering, Investment Personnel must obtain approval from
         SBCL Compliance before directly or indirectly acquiring beneficial ownership in any securities other than Reportable Personal Securities.

3.       BLACKOUT PERIODS
         ----------------

         a.       Same Day
                  Fund Managers, Investment Personnel, and Access Persons are prohibited from executing a Reportable Personal Securities transaction on a day or days when a Fund has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods will be disgorged.(7)

         b.       Seven Day
                  Fund Managers are prohibited from buying or selling a Reportable Personal Security within at least seven (7) calendar days before and after the Fund he or she manages trades in that security. Any profits realized on trades within the proscribed periods will be disgorged.

4.       BAN ON SHORT-TERM TRADING PROFITS
         ---------------------------------

         Fund Managers and Investment Personnel are prohibited from profiting in the purchase and sale, or the sale and purchase, of the same (or equivalent) Reportable Personal Securities within 60 calendar days. Any profits realized on trades within the proscribed periods will be disgorged. Note: This prohibition applies regardless of whether a Fund has effected any transactions in the same security.(8)

5.       SERVICE AS A DIRECTOR
         ---------------------

         Fund Managers and Investment Personnel are prohibited from serving on the board of directors of publicly traded companies, without prior written authorization from SBCL's Board of Directors and/or a Trust's Board of Trustees.

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(7) SBCL Compliance may grant exceptions on a case-by-case basis from this disgorgement requirement under certain limited circumstances upon prior written request timely submitted from the affected person.

(8) Ibid.
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DISCLOSURE AND REPORTING REQUIREMENTS
-------------------------------------

1.       PRE-CLEARANCE
         -------------

         Fund Managers, Investment Personnel, and Access Persons are required to preclear with SBCL Compliance all Reportable Personal Securities. Authorization, if received, will be valid for a period of two (2) business days.

2.       RECORDS OF SECURITIES TRANSACTIONS
         ----------------------------------

         Fund Managers, Investment Personnel, and Access Persons are required to provide, on a timely basis, duplicate copies of confirmations of all Reportable Personal Securities transactions and copies of periodic statements for all securities accounts.

3.       INITIAL HOLDINGS REPORTS
         ------------------------

         No later than 10 days after a person becomes a Fund Manager, Investment Personnel, or an Access Person, that person must submit the following information to SBCL Compliance:

                  (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person.

                  (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (C) The date that the report is submitted by the Access
                  Person.

4.       QUARTERLY TRANSACTION REPORTS (EXHIBIT A)
         -----------------------------------------

         No later than 10 days after the end of a calendar quarter, all Fund Managers, Investment Personnel, Access Persons, and Non-Access Persons Otherwise Reporting must submit the following information to SBCL
         Compliance:
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                  (A) With respect to any transaction during the quarter in a
                  Covered Security in which the Fund Manager, Investment Personnel, Access Person, or Non-Access Person Otherwise Reporting had any direct or indirect beneficial ownership:

                           (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                           (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (3) The price of the Covered Security at which the transaction was effected;

                           (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                           (5) The date that the report is submitted by the Fund Manager, Investment Personnel, Access Person, or Non-Access Person Otherwise Reporting.

                  (B) With respect to any account established by the Fund Manager, Investment Personnel, Access Person, or Non-Access Person Otherwise Reporting in which any securities were held during the quarter for the direct or indirect benefit of the Fund Manager, Investment Personnel, Access Person, or Non-Access Person Otherwise Reporting:

                           (1) The name of the broker, dealer or bank with whom the Fund Manager, Investment Personnel, Access Person, or Non-Access Person Otherwise Reporting established the account;

                           (2)  The date the account was established; and

                           (3) The date that the report is submitted by the Fund Manager, Investment Personnel, Access Person, or Non-Access Person Otherwise Reporting.

5.       ANNUAL HOLDINGS REPORTS (EXHIBIT A)
         -----------------------------------

         Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted) must be submitted to SBCL Compliance by all Access Persons:
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                  (A) The title, number of shares and principal amount of each
                  Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                  (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person.

6.       CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
         -----------------------------------------------

         Fund Managers, Investment Personnel, Access Persons, and Non-Access Persons Otherwise Reporting are required to certify annually that they have read and understand the Code of Ethics. They must further certify that they are subject to and have complied with the requirements of the Code of Ethics and that they have disclosed or reported all Personal Securities transactions required to be disclosed or reported.


COMPLIANCE PROCEDURES
---------------------

In order to provide SBCL with information to enable it to determine with reasonable assurance whether the provisions of the Code of Ethics are being observed by Fund Managers, Investment Personnel, Access Persons, and Non-Access Persons Otherwise Reporting:

1. SBCL Compliance shall, on an annual basis, notify each Fund Manager, Investment Personnel, Access Person, and Non-Access Person Otherwise Reporting of the reporting requirements of the Code of Ethics and shall deliver a copy of the Code to each person.

2. Each Fund Manager, Investment Personnel, Access Person, and Non-Access Person Otherwise Reporting shall submit to SBCL Compliance, on an annual basis, an Annual Acknowledgment and Certification of Compliance with the Code of Ethics as prescribed in Exhibit A. The annual certification shall be filed with SBCL Compliance within thirty calendar days after year-end.

3. Decisions regarding the pre-clearance of all Reportable Personal Securities transactions for Fund Managers, Investment Personnel, and Access Persons and decisions regarding the pre-clearance of IPOs and Limited Offerings for Investment Personnel shall be documented in writing by SBCL Compliance. Fund Managers, Investment Personnel, and Access Persons shall make arrangements with their broker to provide SBCL Compliance, on a timely basis, with copies of confirmations of all Reportable Personal Securities transactions and copies of periodic statements for all securities accounts.

4. SBCL's Compliance Officer or Senior Vice President shall report both to the Board of Directors of SBCL and to the Board of Trustees of a Trust no less frequently than
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         annually with respect to:

                  (a) existing procedures regarding personal investing and any changes made to the procedures during the past year;

                  (b) any issues arising under the Code or its procedures since the last report to the Board, including, but not limited to, information about any material violations of the Code or procedures and sanctions imposed in response to the material violations;

                  (c) any recommended changes to existing procedures or restrictions as indicated by SBCL's experience under the Code of Ethics, evolving industry practices, or other developments in laws or regulations.

         The Board of Directors of SBCL and the Board of Trustees of a Trust shall consider all reports made to it and shall determine whether the policies established in the Code of Ethics have been violated, and what sanctions, if any, should be imposed. SBCL will certify annually to the Boards that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

5. This Code of Ethics, a copy of each Initial Holdings Report, Annual Holdings Report, and Quarterly Securities Transactions Report of the parties covered in the Code, a record of all persons required to make such reports or review such reports, a record of any violation of this Code and of any action taken as a result of such violation, shall be preserved with SBCL Compliance or Trust counsel for the period required by Rule 17j-1 under the Investment Company Act of 1940 and Sections 204 and 206 of the Investment Advisers Act of 1940.



Adopted:  July 12, 2000


                                                    The Board of Directors

                                                    SANWA BANK CALIFORNIA